Exhibit 99.1

Investor Contact:	Michael E. Conley
(972) 443-6557
Media Contact:	Sean S. Clancy
(972) 443-6546

FOR IMMEDIATE RELEASE

Flowserve Announces Financial Results For 2003 And Prior Years

Increases Earnings Guidance Range For 2004

DALLAS – April 26, 2004  – Flowserve Corp.  (NYSE: FLS)  today announced financial results for 2003 and restated results for 2002 through 2000 and for the nine months ended Sept. 30, 2003.

For full year 2003, net income was $52.9 million, or 96 cents a share, compared with restated $45.5 million, or 87 cents a share, in the prior year.  Before special items, full year 2003 net income was $69.1 million, or $1.25 a share, compared with restated $69.6 million, or $1.33 a share, in 2002.

Restated results for the first nine months of 2003 and full years 2002 through 2000 include aggregate pretax charges of $21.4 million for adjustments related to the restatement.  These adjustments represent less than 5 percent of aggregate operating income during the affected periods.  In announcing preliminary financial information on Feb. 3, 2004, the company estimated aggregate pretax charges of approximately $11 million in these periods, predominantly to correct inventory and related balances that resulted in cost of sales adjustments.

Exhibit 99.1

Subsequent to that announcement, additional pretax charges were identified, principally related to the same issues.  The effect of the restatement on prior periods is detailed in the attached schedules.  The company believes the adjustments do not affect its operations going forward.

Reported results for 2003 include post-closing adjustments, including increasing reserves for pre-existing legal contingencies.  These post-closing adjustments had the effect of reducing 2003 reported results by about 22 cents a share.

Partially offsetting these post-closing adjustments was the effect of a tax benefit of 7 cents a share for a refund previously not benefited that reduced the full year 2003 effective tax rate to 28.4 percent.  The tax rate for 2004 is currently expected to range between 35 percent and 37 percent.

Special items in all periods of 2003 and 2002 generally relate to the May 2002 acquisition of the flow control division of Invensys plc (IFC) and early debt reduction in 2002.

The company also increased its earnings guidance for full year 2004.  Chairman, President and Chief Executive Officer C. Scott Greer said, “With 2003 results now announced, I want to make clear our positive view for 2004.  We are encouraged by our strong bookings trends thus far in 2004.  Therefore, we are increasing our full year earnings per share forecast to a range of $1.25 to $1.40.

2

Exhibit 99.1

If our business further improves, we plan to adjust this range accordingly.  For the first quarter of 2004, our earnings per share forecast remains unchanged.”  Greer emphasized that these forecasts exclude any special items and that no special items are expected in 2004.

Flowserve Corp. will hold its annual meeting of shareholders at its Learning Resource Center in Irving, Texas on June 22, 2004.  The record date for the meeting is April 29, 2004.

Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services.  Operating in 56 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services.

SAFE HARBOR STATEMENT: This news release contains various forward-looking statements and includes assumptions about Flowserve’s future market conditions, operations and results. These statements are based on current expectations and are subject to significant risks and uncertainties. They are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Among the many factors that could cause actual results to differ materially from the forward-looking statements are: material adverse events in the national financial markets; changes in the already competitive environment for the company’s products or competitors’ responses to Flowserve’s strategies; the company’s ability to integrate past and future acquisitions into its management operations; political risks, military actions or trade embargoes affecting customer markets, including continuing conflict in Iraq with its potential impact on Middle Eastern markets and global oil producers; the health of the company’s various customer industries, including the petroleum, chemical, power and water industries; economic turmoil in areas outside the United States; global economic growth; unanticipated difficulties or costs associated with new systems, including software; the company’s relative geographical profitability and its impact on the company’s utilization of foreign tax credits; and the recognition of significant expenses associated with adjustments to realign the company’s facilities and other capabilities with its strategies and business conditions, including, without limitation, expenses incurred in restructuring the company’s operations and the cost of financing, including increases in interest costs, and

3

Exhibit 99.1

litigation developments.  Flowserve undertakes no obligation to update or revise any forward-looking statements contained herein as a result of new information, future events or otherwise occurring after the date on which such forward-looking statements are made.  New factors emerge from time-to-time, and it is not possible for Flowserve to predict all such factors.

(Tables Follow)

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Exhibit 99.1

Flowserve Corporation

Restated Financial Results

Amounts in thousands except per share amounts

	2003	2002			2001			2000
		Original	Adjustments	Restated	Original	Adjustments	Restated	Original	Adjustments	Restated

Sales	$2,404,371	$2,251,331	$(183)	$2,251,148	$1,917,507	$(175)	$1,917,332	$1,538,293		$1,538,293
Cost of sales	1,681,950	1,565,800	7,678	1,573,478	1,302,955	10,835	1,313,790	1,031,381	2,199	1,033,580
Gross profit	722,421	685,531	(7,861)	677,670	614,552	(11,010)	603,542	506,912	(2,199)	504,713
Selling, general & administrative expense	539,782	476,923	510	477,433	410,563	775	411,338	360,306	1,313	361,619
Integration expense	19,768	16,179		16,179	63,043		63,043	35,211		35,211
Restructuring expense	2,879	4,347	—	4,347	(1,208)	—	(1,208)	19,364	—	19,364
Operating income	159,992	188,082	(8,371)	179,711	142,154	(11,785)	130,369	92,031	(3,512)	88,519
Loss on debt repayment and extinguishment	1,346	11,237		11,237	24,974		24,974	3,229		3,229
Net interest expense	80,221	92,932		92,932	118,128		118,128	70,488		70,488
Other expense (income), net	4,590	3,543	(302)	3,241	(1,577)	(79)	(1,656)	(1,641)	(92)	(1,733)
Earnings (loss) before income taxes	73,835	80,370	(8,069)	72,301	629	(11,706)	(11,077)	19,955	(3,420)	16,535
Provision (benefit) for income taxes	20,947	27,345	(541)	26,804	2,126	(2,715)	(589)	6,714	(1,001)	5,713
Net earnings (loss)	$52,888	$53,025	$(7,528)	$45,497	$(1,497)	$(8,991)	$(10,488)	$13,241	$(2,419)	$10,822

Average shares outstanding - diluted	55,250	52,193	52,193	52,193	39,330	39,330	39,330	37,842	37,842	37,842

Earnings (loss) per share diluted	$0.96	$1.02	$(0.15)	$0.87	$(0.04)	$(0.23)	$(0.27)	$0.35	$(0.06)	$0.29

SPECIAL ITEMS:
Earnings (loss) before income taxes	$73,835	$80,370	$(8,069)	$72,301	$629	$(11,706)	$(11,077)	$19,955	$(3,420)	$16,535
Special items:
Integration expense	19,768	16,179	—	16,179	63,043	—	63,043	35,211	—	35,211
Restructuring expense	2,879	4,347	—	4,347	(1,208)	—	(1,208)	19,364	—	19,364
Inventory purchase accounting adjustment	—	5,246	—	5,246	—
Loss on debt repayment and extinguishment	—	11,237	—	11,237	24,974	—	24,974	3,229	—	3,229
Earnings (loss) before special items	96,482	117,379	(8,069)	109,310	87,438	(11,706)	75,732	77,759	(3,420)	74,339
Provision (benefit) for income taxes	27,371	40,081	(325)	39,756	31,653	(3,846)	27,807	26,749	(773)	25,976
Net earnings before special items	$69,111	$77,298	$(7,744)	$69,554	$55,785	$(7,860)	$47,925	$51,010	$(2,647)	$48,363

Earnings per share diluted, before special items	$1.25	$1.48	$(0.15)	$1.33	$1.42	$(0.20)	$1.22	$1.35	$(0.07)	$1.28

Note: Flowserve’s management believes that the integration and restructuring expenses and the purchase accounting inventory adjustment included in the results above, while indicative of efforts to integrate the Invensys plc (IFC)  and Ingersoll Dresser Pump (IDP) acquisitions into Flowserve’s business, do not reflect ongoing business results. Management has defined these expenses as special items, along with items that were treated as extraordinary items in prior years. Management believes that investors can better evaluate and analyze historical and future business trends if they also consider results of operations without these special items. Management utilizes earnings excluding these special items to evaluate corporate and segment performance and in determining certain performance-based compensation. Earnings before special items are not a recognized measure under generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. The reconciliation table above reconciles earnings per share before special items to earnings per share on a GAAP basis.

Exhibit 99.1

	Q1-2003			Q2-2003			Q3-2003			Q4-2003
	Original	Adjustments	Restated	Original	Adjustments	Restated	Original	Adjustments	Restated
Sales	$564,011	$258	$564,269	$614,036	$411	$614,447	$565,146	$445	$565,591	$660,063
Cost of sales	394,509	1,205	395,714	434,068	(1,394)	432,674	392,253	624	392,877	460,685
Gross profit	169,502	(947)	168,555	179,968	1,805	181,773	172,893	(179)	172,714	199,378
Selling, general & administrative expense	128,324	215	128,539	130,447	(1,406)	129,041	132,942	(329)	132,613	149,591
Integration expense	6,410	—	6,410	5,662	—	5,662	3,836	—	3,836	3,860
Restructuring expense	1,012	—	1,012	808	—	808	—	—	—	1,059
Operating income	33,756	(1,162)	32,594	43,051	3,211	46,262	36,115	150	36,265	44,868
Loss on debt repayment and extinguishment	159		159	480		480	369		369	338
Net interest expense	20,247		20,247	20,703		20,703	19,152		19,152	20,119
Other expense (income), net	768	1	769	1,674	—	1,674	412	—	412	1,733
Earnings before income taxes	12,582	(1,163)	11,419	20,194	3,211	23,405	16,182	150	16,332	22,678
Provision for income taxes	4,341	(401)	3,940	6,967	1,108	8,075	5,583	(3,459)	2,124	6,808
Net earnings	$8,241	$(762)	$7,479	$13,227	$2,103	$15,330	$10,599	$3,609	$14,208	$15,870

Average shares outstanding - diluted	55,233	55,233	55,233	55,313	55,313	55,313	55,375	55,375	55,375	55,458

Earnings per share diluted	$0.15	$(0.01)	$0.14	$0.24	$0.04	$0.28	$0.19	$0.07	$0.26	$0.29

SPECIAL ITEMS:
Earnings before income taxes	$12,582	$(1,163)	$11,419	$20,194	$3,211	$23,405	$16,182	$150	$16,332	$22,678
Special items:
Integration expense	6,410	—	6,410	5,662	—	5,662	3,836	—	3,836	3,860
Restructuring expense	1,012	—	1,012	808	—	808	—	—	—	1,059
Earnings before special items	20,004	(1,163)	18,841	26,664	3,211	29,875	20,018	150	20,168	27,597
Provision for income taxes	6,902	(402)	6,500	9,199	1,108	10,307	6,906	(4,283)	2,623	8,285
Net earnings before special items	$13,102	$(761)	$12,341	$17,465	$2,103	$19,568	$13,112	$4,433	$17,545	$19,312

Earnings per share diluted, before special items	$0.24	$(0.02)	$0.22	$0.32	$0.03	$0.35	$0.24	$0.08	$0.32	$0.35

Note: Flowserve’s management believes that the integration and restructuring expenses included in the results above, while indicative of efforts to integrate the Invensys plc (IFC) acquisition into Flowserve’s business, do not reflect ongoing business results. Management has defined these expenses as special items. Management believes that investors can better evaluate and analyze historical and future business trends if they also consider results of operations without these special items. Management utilizes earnings excluding these special items to evaluate corporate and segment performance and in determining certain performance-based compensation. Earnings before special items are not a recognized measure under generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. The reconciliation table above reconciles earnings per share before special items to earnings per share on a GAAP basis.

Exhibit 99.1

Flowserve Corporation

Segment Operating Income

Amounts in millions

	2003	2002

Operating Income, before special items: *

FPD:
Originally reported	$84.5	$134.9
Restated	97.2	130.1

FCD:
Originally reported (1)	63.5	48.3
Restated (1)	68.0	44.7

FSD:
Originally reported	74.2	64.9
Restated	74.2	64.9

(1) Special items excluded include:
Integration expense	19.7	16.2
Restructuring expense	2.9	4.3
Inventory purchase accounting adjustment	—	5.2

* Effective January 1, 2003, we realigned certain small sites between segments.  Accordingly, the segment information for all periods presented herein has been reported under the new organizational structure.

Note: Flowserve’s management believes that the integration and restructuring expenses and the purchase accounting inventory adjustment which are excluded in the results above, while indicative of efforts to integrate the Invensys plc (IFC)  acquisition into Flowserve’s business, do not reflect ongoing business results. Management has defined these expenses as special items, along with items that were treated as extraordinary items in prior years. Management believes that investors can better evaluate and analyze historical and future business trends if they also consider results of operations without these special items. Management utilizes earnings excluding these special items to evaluate corporate and segment performance and in determining certain performance-based compensation. Earnings before special items are not a recognized measure under generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance.